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                          THIRD AMENDMENT TO LOAN AGREEMENT

     This Amendment ("Amendment") is made as of the 17 day of NOVEMBER, 1997, by and between AMERILINK CORP. AND AMERILINK CORPORATION, (hereafter referred to as "Borrowers") and Bank One, NA (the "Bank").

     WHEREAS, the Borrowers and the Bank entered into a Business Loan Agreement/Credit Agreement dated DECEMBER 29, 1994, as amended SEPTEMBER 29, 1995 AND SEPTEMBER 27, 1996 (the "Credit Agreement"); and

     WHEREAS, the parties hereto desire to amend the Credit Agreement as set forth below:

     NOW, THEREFORE, the parties hereto agree as follows:

     1. Capitalized terms not defined herein shall have the meaning ascribed in the Credit Agreement.

     2. Subsection 1.2.5 - The Section bearing the heading FACILITY FEE of the Credit Agreement is hereby deleted in its entirety.

     3. The Borrowers represent and warrant that (a) the representations and warranties contained in the Credit Agreement are true and correct in all material respects as of the date of this Amendment, (b) no condition, act or event which could constitute an Event of Default under the Credit Agreement exists, and (c) no condition, event, act or omission has occurred, which, with the giving of notice or passage of time, would constitute an Event of Default under the Credit Agreement.

     4. The Borrowers agree to pay all fees and out-of-pocket disbursements incurred by the Bank in connection with this Amendment, including legal fees incurred by the Bank in the preparation, consummation, administration and enforcement of this Amendment.

     5. This Amendment shall become effective only after it is fully executed by the Borrowers and the Bank.

Except as amended by this Amendment, the Credit Agreement shall remain in full force and effect in accordance with its terms.

     6. This Amendment is a modification only and not a novation. Except for the above-quoted modification(s), the Credit Agreement, any agreement or security document, and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This Amendment is to be considered attached to the Credit Agreement and made a part thereof. This Amendment shall not release or affect the liability of any guarantor, surety or endorser of the Credit Agreement or release any owner of collateral securing the Credit Agreement. The validity, priority and enforceability of the Credit Agreement shall not be impaired hereby. To the extent that any provision of this Amendment conflicts with any term or condition set forth in the Credit Agreement, or any agreement or security document executed in conjunction therewith, the provisions of this Amendment shall supersede and control. Borrowers acknowledge that as of the date of this Amendment it has no offsets with respect to all amounts owed by Borrowers to Bank and Borrowers waive and release all claims which they may have against Bank arising under the Credit Agreement on or prior to the date of this Amendment.

     1. The Borrowers acknowledge and agree that this Amendment is limited to the terms outlined above, and shall not be construed as an amendment of any other terms or provisions of the Credit Agreement; The Borrowers hereby specifically ratify and affirm the terms and provisions of the Credit Agreement. Borrowers release Bank from any and all claims which may have arisen, known or unknown, in connection with the Credit Agreement on or prior to the date hereof. This Amendment shall not establish a course of dealing or be construed as evidence of any willingness on the Bank's part to grant other or future amendments, should any be requested.

     IN WITNESS WHEREOF, the parties have entered into this Amendment as of the day and year first above written.

BANK ONE, NA                            BORROWERS:

                                        AMERILINK CORP.

By ________________________               By: _____________________________
        Lynda Schockman                          Larry R. Linhart
Title:  Assistant Vice President         Title:  President

                                        AMERILINK CORPORATION

                                         By:    _____________________________
                                                 Larry R. Linhart
                                         Title:  President